GUARANTEE

                               September 29, 1999

Tadeo E-Commerce Corp.
5 Hanover Square
New York, New York  10004

Gentlemen:

         For value received, the undersigned, ROBERT M. RUBIN, having an address at 25 Highland Blvd., Dix Hills, NY 11746 (the "Guarantor") hereby guarantees to you, TADEO E-COMMERCE CORP., a Delaware corporation ("Lender"), your successors and assigns, the payment when due by acceleration or otherwise by Style-Site Marketing, Inc. (formerly Diplomat Direct Marketing Corporation), a Delaware corporation ("Debtor"), of all debts, liabilities and obligations of Debtor to
Lender, or to Lender's successor(s), as a holder of the Preferred Stock (as hereinafter defined), pursuant to and under the Securities Agreement (as hereinafter defined), including but not limited to obligations for redemption and payment of cumulative dividends, which obligations are specified under the terms of the Securities Agreement and the Certificate (as hereinafter defined) and otherwise pursuant to the Certificate with respect to the Preferred Stock, and all amendments to either, and any extensions and renewals thereof or a part thereof, together with interest, fees, charges, expenses and costs of collection (including but not limited to reasonable attorneys' fees), the payment of any amounts received by you from Debtor which are recovered from you in any bankruptcy or insolvency proceeding (whether by court order or by any agreement), and the performance by Debtor of all its other obligations to be performed under any of the Preferred Stock, the Securities Agreement and the Certificate with respect to you (the "Liabilities).

         For purposes of this Guarantee, the "Preferred Stock" means the 10,000 shares of Series G Preferred Stock, $.01 par value, of Debtor that was issued to Lender under the terms of the Securities Agreement. For purposes of this Guarantee, the "Securities Agreement" is the Securities Purchase Agreement, dated as of June 30, 1999, between Lender, Debtor and Tadeo Holdings, Inc. For purposes of this Guarantee, the "Certificate" means the Certificate of Designation, as filed by Debtor with the Secretary of State of the State of Delaware on June 11, 1999, which certificate sets forth the terms and conditions of the Preferred Stock.

         This Guarantee is an absolute, unconditional and irrevocable guarantee of payment and performance and is not a guarantee of collection.

         The Guarantor waives all rules of suretyship law, all notices to which he may be entitled, and any other law whatsoever which is legally permitted to be waived by him and which would, if not waived, impair your enforcement of or release the Debtor from the Liabilities and/or the Guarantor from this Guarantee. By way of example, and not by way of limitation, we agree that the Liabilities shall not be impaired or released by reason of any changes whatsoever made, with or without notice to the Guarantor, to the Debtor's debts, liabilities or obligations to you, including, but not limited to the Liabilities, any failure to perfect or enforce any security for the payment of the Liabilities, any release or other impairment of such security, or any release of or settlement with any person liable for payment of the Liabilities. Without limitation, you do not have to give to the Guarantor notice of acceptance of this Guarantee, the creation of any Liabilities, any action you take or do not take regarding Debtor or any other person or any collateral securing the Liabilities, or give us any demand or notice before you enforce this Guarantee against the Guarantor. In addition, the Guarantor will not assert against you, your successors and assigns, any defense, claim, counterclaim or setoff which the Guarantor or the Debtor may have against you.

         The Guarantor's liability hereunder is in addition to any other liability which he has incurred or assumed, or may hereafter incur or assume, by way of endorsement, separate guarantee agreement, or in any other manner, with respect to all or any part of the Liabilities.

         This Guarantee contains the entire agreement between you and the Guarantor and cannot be changed orally. Any omissions or delay by you in exercising any right hereunder shall not operate as a waiver, and the single or partial exercise of any such right or rights shall not preclude any other or further exercise thereof. This Guarantee shall be construed under the laws of the State of New York without regard to any choice of law rule. The Guarantor consents to the personal jurisdiction of the state and federal courts in New York County, New York in any and all actions pertaining hereto, and the Guarantor agrees that such jurisdiction shall be exclusive in such courts. The Guarantor waives all rights to trial by jury in all actions pertaining to this Guarantee. The Guarantor consents to service of process by certified or registered mail sent to his address set forth above or to any changed address of which he shall have given you written notice.

                                            Very truly yours,

                                            Robert M. Rubin

STATE OF __________      )
COUNTY OF _________     )  SS.:

         On __________________, 1999 before me personally came Robert M. Rubin to me known, who, being duly sworn, did depose and say that he resides in _____________________; that he is the individual that executed the above instrument, and that he signed his name thereto in the presence of the undersigned.

                                        Notary Public